EXHIBIT 10.57

                               SECOND AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT



         THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of July 9, 2004 (the "Amendment Closing Date") and entered into by and between BANK OF AMERICA, N.A., as lender (the "Lender"), with offices at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, and Meade Instruments Corp., a Delaware corporation, and Simmons Outdoor Corp., a Delaware corporation (such entities being referred to hereinafter each individually as a "Borrower" and collectively, the "Borrowers").

         WHEREAS, the Lender and the Borrowers have entered into that certain Amended and Restated Credit Agreement dated as of October 25, 2002 (as amended, restated or modified from time to time, the "Agreement"); and

         WHEREAS, the Borrowers have requested that the Lender amend the Agreement in certain respects, and the Lender is willing to so amend the Agreement pursuant to the terms and conditions provided herein.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. DEFINITIONS. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                                   ARTICLE II

                                   AMENDMENTS

         Section 2.01. NEW DEFINITIONS. The following definitions are hereby added to the Agreement to read as follows:

                  " `US FIXED CHARGE COVERAGE RATIO' means, with respect to any fiscal period of the Borrowers, the ratio of US EBITDA to US Fixed Charges."

                  " `US FIXED CHARGES' means, with respect to any fiscal period of the Borrowers, solely with respect to the Borrowers' operations in the United States and without duplication, the Borrowers' interest expense, Capital Expenditures (excluding Capital Expenditures funded with Debt other than Revolving Loans, but including, without duplication, principal payments with respect to such Debt), scheduled principal payments of Debt, and income taxes as noted on the Borrowers' income statement but only to the extent that such taxes are positive."

         Section 2.02. AMENDED DEFINITIONS. The following definitions are hereby amended and now read as follows:

                  " `APPLICABLE MARGIN' means:

         (i) with respect to Base Rate Revolving Loans, and all other Obligations (other than LIBOR Loans), .25%; and

         (ii) with respect to LIBOR Revolving Loans, 2.50%; and

         (iii) with respect to LIBOR Term Loans, 3.00%.


         IF FIXED CHARGE
         COVERAGE RATIO                     PRICING LEVEL
         --------------                     -------------

         Greater than 2.00 to 1.00          Level I

         Greater than 1.75 to 1.00
         but equal to or less than
         2.00 to 1.00                       Level II

         Greater than 1.50 to 1.00
         but equal to or less than
         1.75 to 1.00                       Level III

         Greater than 1.20 to 1.00
         but equal to or less than
         1.50 to 1.00                       Level IV


                               APPLICABLE MARGINS

                                    LEVEL I   LEVEL II   LEVEL III   LEVEL IV
                                    -------   --------   ---------   --------

         Base Rate Revolving Loans  0.0%      0.0%       0.0%        .25%
         LIBOR Revolving Loans      1.75%     2.00%      2.25%       2.50%
         Term Loans                 3.00%     3.00%      3.00%       3.00%

         All adjustments in the Applicable Margins after July 15, 2004, shall be implemented quarterly on a prospective basis, commencing with the first day of the first calendar month that occurs more than 5 days after the required date of delivery to the Lender of quarterly unaudited or annual draft audited (as applicable) Financial Statements evidencing the need for an adjustment. In the event the draft audited Financial Statements are subsequently determined to be in error, then any resulting change in the Applicable Margin shall be made retroactively to the date when the incorrect Applicable Margin was utilized. Concurrently with the delivery of those Financial Statements, Meade shall deliver to the Lender a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured."

         " `DILUTION ADJUSTMENT RESERVE' means, calculated as of the first day of each month, eighty-five percent (85%) of the Dilution Reserve."

         " `INVENTORY ADVANCE RATE' means fifty-five percent (55%); PROVIDED, HOWEVER, during the period from June 1 through September 30 of each year, the Inventory Advance Rate means sixty-five percent (65%)."

         " `STATED TERMINATION DATE' means September 30, 2007."

         Section 2.03. AMENDMENT TO SECTION 2.5. The first sentence of SECTION
2.5 of the Agreement is hereby amended in its entirety and replaced to read as follows:

         "On the first day of each month after the Amendment Date and on the Termination Date the Borrowers agree to pay to the Lender an unused line fee (the "Unused Line Fee") equal to one-quarter of one percent (0.25%) per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date."

         Section 2.04. AMENDMENT TO SECTION 3.2. The table set forth in SECTION
3.2 of the Agreement is hereby amended in its entirety and replaced to read as follows:

             "PERIOD DURING WHICH EARLY
                  TERMINATION OCCURS                  EARLY TERMINATION FEE
         -----------------------------------    --------------------------------

         After the first Anniversary Date       0% of the Total Facility"

         Section 2.05. AMENDMENT TO SECTION 5.2. SECTION 5.2(K) of the Agreement is hereby amended in its entirety and replaced to read as follows:

         " k. As soon as available, semi-monthly Borrowing Base Certificates supporting information in accordance with Section 9 of the Security Agreement, delivered as follows: (i) on or before the 20th day of each month as of the 15th day of such month; and (ii) on or before the 10th day of each month as of the last day of the prior month; PROVIDED, however, that if the Aggregate Revolver Outstandings are zero, the Borrowing Base Certificate may be provided within ten (10) Business Days after the end of each month; PROVIDED FURTHER, however, that if the Borrowing Base Certificate is delivered on a monthly basis, no Borrowings will be permitted until a current semi-monthly Borrowing Base Certificate is provided by Meade. Notwithstanding the forgoing, if at any time average monthly Availability is less than $3,000,000, then the Borrowing Base Certificate shall be delivered on a weekly basis no later than Wednesday for the prior week. With the delivery of each Borrowing Base Certificate required by this SECTION 5.2(K), the Borrowers will provide separate backup reports reflecting each Borrower's borrowing base."

         Section 2.06 AMENDMENT TO SECTION 7.22. SECTION 7.22 of the Agreement is hereby amended in its entirety and replaced to read as follows:

         " 7.22 FIXED CHARGE COVERAGE RATIO. Meade and its consolidated Subsidiaries will maintain a Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters ending on the last day of each fiscal quarter of not less than 1.2 to 1.00."

         Section 2.07. AMENDMENT TO SECTION 7.24. SECTION 7.24 of the Agreement is hereby amended in its entirety and replaced to read as follows:

         " 7.24 US FIXED CHARGE COVERAGE RATIO. Meade and its consolidated Subsidiaries will maintain a US Fixed Charge Coverage Ratio (a) for the period of four consecutive fiscal quarters ending August 31, 2004, of not less than 1.00 to 1.00, and (b) for each period of four consecutive fiscal quarters ending on the last day of each fiscal quarter thereafter of not less than 1.20 to 1.00."

         Section 2.08. AMENDMENT TO SECTION 12.7. CLAUSE (F) of the first sentence of SECTION 12.7 of the Agreement is hereby amended in its entirety and replaced to read as follows:

         "(f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations by the Lender plus the Lender's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Lender with respect to each field examination or audit)."

                                   ARTICLE III

         Section 3.01. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

                  (i) The representations and warranties contained herein and in the Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

                  (ii) The Borrowers shall have delivered to the Lender an executed original copy of this Amendment;

                  (iii) The Borrowers shall have delivered to the Lender executed original copies of each of the Consents and Reaffirmations attached to this Amendment;

                  (iv) No Default or Event of Default shall have occurred and be continuing; and

                  (v) All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Lender in its sole and absolute discretion.

                                   ARTICLE IV

         Section 4.01. ACKNOWLEDGMENT. Each Borrower hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Borrower with all of the provisions of this Amendment, (i) are within its powers and purposes, (ii) have been duly authorized or approved by such Borrower, and (iii) when executed and delivered by or on behalf of such Borrower, will constitute valid and binding obligations of the Borrower, enforceable in accordance with their terms. Each Borrower reaffirms its obligation to pay all amounts due the Lender under the Loan Documents in accordance with the terms thereof, as modified hereby.

         Section 4.02. LOAN DOCUMENTS UNMODIFIED. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein. Any lien and/or security interest granted to the Lender in the Collateral set forth in the Agreement or any other Loan Document are and shall remain unchanged and in full force and effect and the Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations thereunder, as modified hereby, and the Borrowers' obligations hereunder.

         Section 4.03. PARTIES, SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of each of the Borrowers, the Lender, and their respective successors and assigns.

         Section 4.04. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 4.05. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 4.06. EXPENSES OF THE LENDER. The Borrowers agree to pay on demand (i) all reasonable costs and expenses incurred by the Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of the Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by the Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the reasonable costs and fees of the Lender's legal counsel, the allocated cost of staff counsel, and the costs and fees associated with any environmental due diligence conducted in relation hereto.

         Section 4.07. TOTAL AGREEMENT. This Amendment, the Agreement, and all other Loan Documents shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall rescind all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and shall not be changed or terminated orally.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first above written.

                                      "BORROWERS":

                                      MEADE INSTRUMENTS CORP.
                                      SIMMONS OUTDOOR CORP.


Dated as of July 9, 2004              By: /S/ BRENT W. CHRISTENSEN
                                          --------------------------------------
                                          Name:  Brent W. Christensen
                                          Title: Senior Vice President - Finance
                                                 and Chief Financial Officer


                                      "LENDER":

                                      BANK OF AMERICA, N.A.

Dated as of July 9, 2004              By: /S/ TODD R. EGGERTSEN
                                          --------------------------------------
                                          Name: Todd R. Eggertsen
                                          Title: Vice President

                           CONSENTS AND REAFFIRMATIONS

         Each of MEADE INSTRUMENTS EUROPE CORP., a California corporation and MEADE INSTRUMENTS HOLDINGS CORP., a California corporation hereby acknowledge the execution of, and consent to, the terms and conditions of that Second Amendment to Amended and Restated Credit Agreement dated as of July 9, 2004, between MEADE INSTRUMENTS CORP., SIMMONS OUTDOOR CORP. and BANK OF AMERICA, N.A. ("CREDITOR"), and reaffirms its obligations under (a) that certain Continuing Guaranty (the "GUARANTY") dated as of September 24, 2001, made by the undersigned in favor of the Creditor, and (b) that certain Security Agreement (the "SECURITY AGREEMENT") dated as of September, 2001, by and between the undersigned and the Creditor. Each of the undersigned acknowledges and agrees that each of the Guaranty and the Security Agreement remain in full force and effect and are hereby ratified and confirmed.


Dated as of July 9, 2004.


                                      MEADE INSTRUMENTS EUROPE CORP., a
                                      California corporation


                                      By: /S/ BRENT W. CHRISTENSEN
                                          --------------------------------------
                                          Name: Brent W. Christensen
                                          Title: Senior Vice President - Finance
                                                 and Chief Financial Officer


                                      MEADE INSTRUMENTS HOLDINGS CORP., a
                                      California corporation


                                      By: /S/ BRENT W. CHRISTENSEN
                                          --------------------------------------
                                          Name: Brent W. Christensen
                                          Title: Senior Vice President - Finance
                                                 and Chief Financial Officer

                           CONSENTS AND REAFFIRMATIONS

         Each of MTSC HOLDINGS, INC., a California corporation and MC HOLDINGS, INC., a California corporation, hereby acknowledge the execution of, and consent to, the terms and conditions of that Second Amendment to Amended and Restated Credit Agreement dated as of July 9, 2004, between MEADE INSTRUMENTS CORP., SIMMONS OUTDOOR CORP. and BANK OF AMERICA, N.A. ("CREDITOR"), and reaffirms its obligations under that certain Continuing Guaranty (the "GUARANTY") dated as of September 24, 2001 executed in favor of the Creditor and joined by each of the undersigned pursuant to an Instrument of Joinder (the "INSTRUMENT") dated as of October 25, 2002. Each of the undersigned acknowledges and agrees that each of the Guaranty and Instrument remain in full force and effect and are hereby ratified and confirmed.


Dated as of July 9, 2004.


                                      MTSC HOLDINGS, INC., a California
                                        corporation,


                                      By: /S/ BRENT W. CHRISTENSEN
                                          --------------------------------------
                                          Name:  Brent W. Christensen
                                          Title: Senior Vice President - Finance
                                                 and Chief Financial Officer


                                      MC HOLDINGS, INC., a California
                                        corporation



                                      By: /S/ BRENT W. CHRISTENSEN
                                          --------------------------------------
                                          Name:  Brent W. Christensen
                                          Title: Senior Vice President - Finance
                                                 and Chief Financial Officer